                      IN THE UNITED STATES BANKRUPTCY COURT

                                     FOR THE

                    DISTRICT OF MARYLAND, BALTIMORE DIVISION


In re:                                       )
                                             )   Case Nos. 02-5-0215-SD
USinternetworking, Inc., et al.,             )   Through 02-5-0219-SD
                                             )   (Chapter 11)
                                             )
                                             )   (Jointly Administered under
                   Debtors.                  )     Case No. 02-5-0215-SD)




         DEBTORS' SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION


                                 March 15, 2002


                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                               New York, NY 10019
                                  212-728-8000

                                       and

                       WHITEFORD, TAYLOR & PRESTON L.L.P.
                                   Suite 1400
                              Seven St. Paul Street
                               Baltimore, MD 21202
                                  410-347-8700

                                TABLE OF CONTENTS


ARTICLE 1.      DEFINITIONS AND RULES OF INTERPRETATION......................................1
        1.01    Definitions..................................................................1
        1.02    Rules of Interpretation.....................................................11
        1.03    Incorporation of Exhibits and Attachments...................................11

ARTICLE 2.      PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES.........................12
        2.01    Allowance of Administrative Expenses........................................12
        2.02    Payment of Administrative Expenses..........................................12

ARTICLE 3.      PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS.............................13
        3.01    Priority Tax Claims.........................................................13

ARTICLE 4.      CLASSIFICATION OF CLAIMS AND INTERESTS......................................13
        4.01    Secured Claims..............................................................13
        4.02    Priority Claims.............................................................14
        4.03    Unsecured Claims............................................................14
        4.04    Interests and LLC Interests.................................................14

ARTICLE 5.      PROVISIONS FOR TREATMENT OF cLAIMS AND INTERESTS............................14
        5.01    Equipment Lease Secured Claims (Class 1)....................................14
        5.02    Miscellaneous Secured Claims (Class 2)......................................18
        5.03    Miscellaneous Priority Claims (Class 3).....................................19
        5.04    General Unsecured Claims (Class 4)..........................................19
        5.05    Senior Creditor Claims (Class 5)............................................20
        5.06    Convertible Subordinated Note Claims (Class 6)..............................21
        5.07    Convenience Claims (Class 7)................................................22
        5.08    Convertible Subordinated Note Section 510(b) Claims (Class 8)...............22
        5.09    Interdebtor Claims (Class 9)................................................22
        5.10    Interests and LLC Interests (Class 10)......................................22
        5.11    Section 510(c) Claims (Class 11)............................................22

ARTICLE 6.      IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT
                IMPAIRED BY THIS PLAN; ACCEPTANCE OR REJECTION OF THIS PLAN.................23
        6.01    Acceptance by an Impaired Class of Creditors................................23
        6.02    Voting Classes..............................................................23
        6.03    Classes Receiving No Property Deemed to Reject this Plan....................23
        6.04    Unimpaired Classes Conclusively Presumed to Accept this Plan................23
        6.05    Confirmation Pursuant to Section 1129(b)....................................23

ARTICLE 7.      UNEXPIRED LEASES AND EXECUTORY CONTRACTS....................................23
        7.01    Assumption and Rejection....................................................23
        7.02    Cure of Defaults............................................................24
        7.03    Assigned Leases.............................................................24

        7.04    Assignments of Contracts and Leases.........................................24
        7.05    Rejection Claims............................................................24
        7.06    Equipment Leases and Indemnification Contracts Excluded.....................25

ARTICLE 8.      ISSUANCE OF NEW COMMON STOCK; OPERATION AND MANAGEMENT OF REORGANIZED
                DEBTORS AND THE ESTATE......................................................25
        8.01    Issuance of New Common Stock; Use of Proceeds...............................25
        8.02    Governance of Reorganized USi...............................................26
        8.03    Appointment of Directors....................................................26
        8.04    Effect of Appointment.......................................................26

ARTICLE 9.      IMPLEMENTATION OF THIS PLAN.................................................26
        9.01    Vesting of Property in Reorganized Debtors..................................26
        9.02    Administration of the Plan..................................................27
        9.03    Cancellation of Securities..................................................27
        9.04    Surrender of Cancelled Securities...........................................27
        9.05    Allowance of Claims Subject to Section 502(d)...............................28
        9.06    Right of Setoff.............................................................28
        9.07    Deemed Consolidation of Debtors for Plan Purposes Only......................28

ARTICLE 10.     PROVISIONS COVERING DISTRIBUTIONS...........................................29
        10.01   Distributions...............................................................29
        10.02   Cash in Lieu of De Minimis New Warrant Distributions to Class 6.............32
        10.03   Fractional Warrants.........................................................32
        10.04   Retention of Distribution Agent.............................................32
        10.05   Compliance With Tax Requirements............................................32
        10.06   Persons Deemed Holders of Registered Securities.............................32
        10.07   Distribution of Unclaimed Property..........................................33

ARTICLE 11.     RESOLUTION OF DISPUTED CLAIMS...............................................33
        11.01   Objections to Claims........................................................33
        11.02   Procedure...................................................................33
        11.03   No Distributions on Disputed Claims.........................................33
        11.04   Estimation; Partial Allowance...............................................33

ARTICLE 12.     DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS...............................34
        12.01   Discharge and Termination...................................................34
        12.02   Distributions in Complete Satisfaction......................................34
        12.03   Injunction..................................................................34
        12.04   Release and Injunction......................................................34
        12.05   Exculpation.................................................................35
        12.06   Termination of Indemnification Obligations..................................36
        12.07   Preservation of Insurance...................................................36
        12.08   Subordination...............................................................36

ARTICLE 13.     CONDITIONS TO CONSUMMATION OF THE PLAN......................................37
        13.01   Conditions..................................................................37
        13.02   Consummation................................................................37

ARTICLE 14.     MISCELLANEOUS PROVISIONS....................................................37
        14.01   Bankruptcy Court to Retain Jurisdiction.....................................37
        14.02   Binding Effect of this Plan.................................................38
        14.03   Nonvoting Stock.............................................................38
        14.04   Authorization of Corporate Action...........................................38
        14.05   Retiree Benefits............................................................38
        14.06   Withdrawal of this Plan.....................................................38
        14.07   Final Order.................................................................38
        14.08   Notice......................................................................39
        14.09   Dissolution of Committee....................................................40
        14.10   Amendments and Modifications................................................40
        14.11   Time........................................................................40
        14.12   Section 1145 Exemption......................................................40
        14.13   Section 1146 Exemption......................................................40
        14.14   No Admissions...............................................................41



                                    EXHIBITS

A       -    Form of Amended Equipment Lease Agreement
B       -    Form of Substitute Equipment Lease Agreement
C       -    Amended Bylaws of Reorganized USi
D       -    Amended Certificate of Incorporation of Reorganized USi
E       -    Plan Notes and Plan Note Indenture
F       -    Secondary Plan Notes and Secondary Plan Note Indenture
G       -    Substitute Plan Notes and Substitute Plan Note Indenture
H       -    New Warrants


                                 ATTACHMENTS

1       -    List of Subsidiary Debtors
2       -    Conditional Subscription Agreement
3       -    Allowed amount of Equipment Lease Claims and Equipment Lease
             Secured Claims

                  DEBTORS' SECOND AMENDED JOINT CHAPTER 11 PLAN

        USinternetworking, Inc., and its subsidiaries listed on Attachment 1 hereto, the Debtors and Debtors in Possession in the above-captioned cases, propose the following second amended joint chapter 11 plan pursuant to Section 1121(a) of the Bankruptcy Code:

                                   ARTICLE 1.
                     DEFINITIONS AND RULES OF INTERPRETATION

        1.01    Definitions.  As used herein:

        "Adequate Protection Payments" means any and all payments made on account of (i) a Secured Claim or (ii) an Equipment Lease after the Filing Date and prior to the Effective Date, including all payments made at any time prior to the Effective Date pursuant to any order of the Bankruptcy Court relating to provision of adequate protection to the Holders of such Claims or pursuant to
Section 365(d)(10) of the Bankruptcy Code.

        "Administrative Expense" means a cost or expense of administration of the Chapter 11 Case allowable under Section 503(b) of the Bankruptcy Code, including (i) Fee Claims, (ii) any fees assessed against the Estate under 28 U.S.C. Section 1930, (iii) Ordinary Course Administrative Expenses, (iv) Approved Chapter 11 Liabilities, and (v) Reclamation Claims.

        "Allowed" means with respect to a Claim (other than an Administrative Expense) that the Claim:

               A. Either (i) is set forth in a proof of claim that was timely filed or by order of the Bankruptcy Court is not and will not be required to be filed, or (ii) has been or hereafter is listed in the Schedules as liquidated in amount and not disputed or contingent and the claimant has not filed a proof of claim in an amount different than that listed in the Schedules, or (iii) is to be allowed pursuant to this Plan in an amount set forth herein; and

               B. Either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (ii) such an objection is so interposed and such Claim has been allowed by a Final Order;

and means, with respect to an Administrative Expense, an Administrative Expense that becomes Allowed as set forth in Section 2.01.

        "Amended Equipment Lease Agreement" means an agreement in substantially the form of Exhibit A to this Plan executed and delivered by Reorganized USi in favor of the Holder of an Equipment Lease Secured Claim, amending and restating the terms of the Equipment Lease Agreement governing such Holder's Equipment Lease Claim.

        "Amended Bylaws" means the bylaws of Reorganized USi, in substantially the form of Exhibit C to this Plan.

        "Amended Certificate of Incorporation" means the certificate of incorporation of Reorganized USi, in substantially the form of Exhibit D to this Plan.

        "Approved Chapter 11 Liabilities" means any and all liabilities that have, with the approval of the Bankruptcy Court, been assumed by or otherwise become binding upon the Debtors in the Chapter 11 Case at any time through the Effective Date and includes, so long as approved by the Bankruptcy Court, any such liability relating to (i) any DIP Financing, (ii) all contracts and other obligations undertaken by or imposed upon the Debtors at any time during such period, and (iii) all unexpired leases and executory contracts entered into prior to the Filing Date and assumed and not assigned by the Debtors at any time during such period.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time.

        "Bankruptcy Court" means the United States Bankruptcy Court for the District of Maryland, Northern Division.

        "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, as amended and supplemented from time to time.

        "Binding Fee Estimate" has the meaning given in Section 2.01(d).

         "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

        "Cash" means legal tender of the United States of America.

        "Cancelled Security" means the Convertible Subordinated Notes, the Conklin & Conklin Note and any other note, bond, debenture, stock certificate or other instrument or investment security evidencing or representing an Impaired Claim or Impaired Interest outstanding immediately prior to the Effective Date.

        "Catch-Up Distribution" has the meaning given in Section 10.01(b).

        "Cause of Action" means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedy, right to an equitable remedy, right to payment and claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

        "Chapter 11 Case" means, collectively, the cases under chapter 11 of the Bankruptcy Code voluntarily commenced by the Debtors on the Filing Date.

        "Claim" means any "claim," as that term is defined in Section 101(5) of the Bankruptcy Code, against any of the Debtors or the Estate.

        "Claims Agent" means Logan & Company, Inc., located at 546 Valley Road, 2nd Floor, Upper Montclair, New Jersey 07043.

        "Claims Entitled to the Plan Distribution" means Allowed General Unsecured Claims, Allowed Senior Creditor Claims and Allowed Convertible Subordinated Note Claims.

        "Class" means a group of Claims or Interests as classified under this Plan.

        "Conditional Subscription Agreement" means the commitment of Investor, subject to the conditions set forth therein, to subscribe for and purchase on the Effective Date for the Subscription Price, payable to Reorganized USi in Cash on the Effective Date, the New Common Stock to be issued by Reorganized USi pursuant to Section 8.01 of this Plan. A copy of the Conditional Subscription Agreement (without exhibits and schedules) is attached hereto as Attachment 2.

        "Confirmation Date" means the date and time on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

        "Confirmation Hearing" means the hearing on the confirmation of the Plan.

        "Confirmation Order" means an order entered by the Bankruptcy Court confirming the Plan.

        "Conklin & Conklin Note" means the 10% Promissory Note for $2,000,000 dated October 8, 1999 from USi to Conklin & Conklin, Inc.

        "Conklin & Conklin Note Claims" means any and all Claims on account of the Conklin & Conklin Note, which Claims shall be treated as (i) an Allowed Miscellaneous Secured Claim in the amount of $100,000 and (ii) an Allowed Senior Creditor Claim in the amount of $1,900,000, and otherwise disallowed.

        "Convenience Claim" means any Allowed General Unsecured Claim against the Debtors in the amount of $2,500 or less; provided, however, that if the Holder of an Allowed General Unsecured Claim in amount greater than $2,500 elects on such Holder's ballot for voting on the Plan (i) Convenience Claim treatment and (ii) to reduce such Claim to $2,500 in accordance with Section 5.07(b) hereof, such Claim shall be treated as a Convenience Claim for all purposes.

        "Convertible Subordinated Notes" means the 7% Convertible Subordinated Notes Due 2004 outstanding under the Convertible Subordinated Note Indenture.

        "Convertible Subordinated Note Claims" means any and all Claims on account of the Convertible Subordinated Notes or the indebtedness evidenced thereby (other than Convertible Subordinated Note Section 510(b) Claims), whether for principal or interest or otherwise, or any conversion thereof or any right of conversion with respect thereto or any right to receive consideration on account of the conversion thereof.

        "Convertible Subordinated Note Section 510(b) Claims" means, to the extent required or permitted by Section 510(b) of the Bankruptcy Code to be subordinated to the Convertible Subordinated Note Claims, any and all Claims arising from or relating to any issuance, purchase or sale of the Convertible Subordinated Notes or any rescission thereof or any right of reimbursement or contribution with respect thereto or otherwise arising from or relating to the

Convertible Subordinated Notes or the Convertible Subordinated Note Indenture (except any Indenture Trustee Prepetition Claim) or any instrument, agreement, breach of contract, breach of legal duty, tort, wrongful conduct, act, omission or event in any respect or in any manner arising therefrom or related thereto.

        "Convertible Subordinated Note Indenture" means the Indenture dated as of October 29, 1999 between USi and The Bank of New York, as trustee.

        "CSFB Fee" means a $4,000,000 fee payable by the Debtor to Credit Suisse First Boston Corporation pursuant to a letter agreement dated December 18, 2001, in connection with consummation of certain transactions, as defined therein.

        "Debtors" means, collectively, USinternetworking, Inc., a Delaware corporation, and each of its subsidiaries listed on Attachment 1 hereto.

        "Debtors in Possession" means the Debtors as debtors in possession in the Chapter 11 Case.

        "DGCL" means the Delaware General Corporation Law, as amended.

        "DIP Financing" means any and all loans, letters of credit and other indebtedness for money borrowed and related contractual obligations incurred by the Debtors, with the approval of the Bankruptcy Court, at any time in the period from the Filing Date to the Effective Date but shall, in any event, not include any (i) Claim that is not an Administrative Expense, (ii) Fee Claim,
(iii) fees assessed against the Estate under 28 U.S.C. Section 1930, (iv) Ordinary Course Administrative Expense, (v) contract or other obligation undertaken by or imposed upon the Debtors at any time after the Filing Date that do not relate to the incurrence of indebtedness for money borrowed, (vi) unexpired lease or executory contract entered into prior to the Filing Date and assumed by the Debtors at any time prior to the Effective Date, or (vii) Reclamation Claim.

        "DIP Financing Payout" means the payment in full of all Allowed Administrative Expenses for amounts outstanding as or on account of any DIP Financing.

        "Directors and Officers" means any and all present and former directors and officers of the Debtors.

        "Disclosure Statement" means the disclosure statement concerning this Plan distributed to Holders of Claims entitled to vote for the purpose of acceptance or rejection of this Plan in accordance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

        "Disputed" means, in respect of any Claim, that such Claim has been asserted or filed but has not been Allowed, whether or not such Claim is then being prosecuted or opposed.

        "Effective Date" means the date and time on which all of the conditions set forth in Section 13.01 have been satisfied, but not earlier than the eleventh day after the Confirmation Order is entered.

        "Employee Stock Incentive Program" means any program or transaction (i) approved by the directors of Reorganized USi appointed pursuant to Section 8.03, or their successors, for the issuance of New Common Stock, or options or warrants to acquire New Common Stock, to one or more officers and employees of Reorganized USi or pursuant to a stock incentive plan established for the benefit of any such officers or employees, (ii) implemented by Investor and providing for the issuance of common stock in Investor, or options or warrants to acquire such common stock in Investor, to any such officers and employees, or
(iii) any such similar program or transaction.

        "Entity" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

        "Equipment Lease Claims" means any and all Claims arising under or in respect of any of the Equipment Leases or any promissory note issued thereunder or the indebtedness evidenced thereby or any instrument, agreement, breach of contract, breach of legal duty, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto and specifically includes, but is not limited to, all Claims asserted or alleged in that certain lawsuit initiated against USi by Wells Fargo Equipment Finance Inc. (Charter) prior to the Filing Date.

        "Equipment Lease Deficiency Claims" means, in the case of (i) Equipment Lease Claims treated under Section 5.01, Alternative A, the amount specified in Attachment 3 to the Plan in accordance with Section 5.05(a)(1)(i), and (ii) Equipment Lease Claims treated under Section 5.01, Alternative B, an amount determined in accordance with Section 5.05(a)(1)(ii).

        "Equipment Leases" means the lease documents (including any schedules related thereto) giving rise to the Equipment Lease Claims identified in Attachment 3 to the Plan.

        "Equipment Lease Secured Claims" means, in the case of each Equipment Lease Claim, the amount of such Equipment Lease Claim that is a Secured Claim, as Allowed pursuant to Section 5.01 I. (a) or Section 5.01 II. (a).

        "Estate" means, collectively, the bankruptcy estates created by the commencement of the Chapter 11 Case.

        "Fee Claim" means a Claim under Section 330(a), Section 331 or Section 503(b) of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses in the Chapter 11 Case.

        "Filing Date" means January 7, 2002.

        "Final Order" means an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties (i) that has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending,
(iii) as to which the time for filing a notice of appeal or petition for certiorari or request



                                       5                           DEBTOR'S PLAN
for reargument or further review or rehearing has expired and (iv) in the event than an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (a) such order shall have been affirmed by the highest court to which such order is appealed or (b) certiorari has been denied as to such order, or (c) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari, or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

        "General Unsecured Claims" means all Claims of the type specified in
Section 502(g), Section 502(h) and Section 502(i) of the Bankruptcy Code, all Pre-Petition Indemnification Claims (except those Pre-Petition Indemnification Claims, if any, that are subordinated pursuant to Section 510(b) or (c) of the Bankruptcy Code), all Indenture Trustee Prepetition Claims, and all other Claims that are not Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Equipment Lease Secured Claims, Senior Creditor Claims, Miscellaneous Secured Claims, Convenience Claims (except for purposes of defining Convenience Claims), Convertible Subordinated Note Claims, Convertible Subordinated Note Section 510(b) Claims, Interdebtor Claims, Claims classified as Interests, or Section 510(c) Claims.

        "Holder" means, in respect of any Claim or any Interest, the holder or owner of, or person otherwise entitled to enforce, such Claim or such Interest.

        "Impaired" means any Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

        "Indemnification Contracts" has the meaning given in Section 12.06.

        "Indenture Trustee" means the Bank of New York, solely in its capacity as Indenture Trustee under the Convertible Subordinated Note Indenture.

        "Indenture Trustee Prepetition Claim" means a Claim for fees, expense reimbursements and other amounts owed to the Indenture Trustee, to the extent such amounts were accrued and unpaid on the Filing Date.

        "Initial Distribution" has the meaning given in Section 10.01(a).

        "Interdebtor Claims" means any Claim held by a Debtor against another Debtor.

        "Interests" means (i) any and all equity or ownership interests in any of the Debtors and all stock certificates and other investment securities, whether or not certificated, representing any such equity or ownership interest and any and all options, warrants, subscription agreements and contractual rights to acquire any such equity or ownership interest, (ii) pursuant to
Section 510(b) of the Bankruptcy Code, all Claims arising from or relating to any issuance, purchase or sale of any such securities or any rescission thereof or any right of reimbursement or contribution with respect thereto or otherwise arising from or relating to of any instrument, agreement, breach of contract, breach of legal duty, tort, wrongful conduct, act, omission or event in any respect or in any manner arising therefrom or related thereto, including but not limited to all Claims asserted or alleged in or arising from or related to transactions at issue in that certain action entitled Weizel V. USinternetworking, Inc., et al. (01-CV-9348) commenced in the United States District



                                       6                           DEBTOR'S PLAN

Court for the Southern District of New York and (iii) Pre-Petition Indemnification Claims, if any, that are subordinated pursuant to Section 510(b) or (c) of the Bankruptcy Code.

        "Investor" means US Internetworking Holdings, Inc., a Delaware corporation.

        "LLC Interests" means any Interest other than Interests in USi and Interests held by USi.

        "Miscellaneous Priority Claims" mean any and all Claims entitled to priority in payment under Section 507(a) of the Bankruptcy Code, except Administrative Expenses and Priority Tax Claims.

        "Miscellaneous Secured Claims" means any and all Secured Claims (including the Miscellaneous Secured Claim portion of the Conklin & Conklin Note Claims) that are not Administrative Expenses or Equipment Lease Secured Claims.

        "New Common Stock" means the 812,500 shares of common stock of Reorganized USi ($0.001 par value), having one vote per share, without preemptive rights or cumulative voting rights, authorized and issued hereunder on the Effective Date.

        "New Indentures" means the indentures, to be dated as of the Effective Date, executed by Reorganized USi and the indenture trustees thereunder, pursuant to which the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes respectively, will be issued, the forms of which will be substantially in the form of Exhibits E, F and G to this Plan.

        "New Warrants" means warrants to purchase shares of common stock of the ultimate corporate parent (but in all events in such corporation in which Bain Capital Fund VII, L.P. holds its investment) of Reorganized USi after giving effect to the issuance of the New Common Stock to the Investor on the Effective Date, having an aggregate value of $812,500 as of the Effective Date for an aggregate exercise price of $812,500, subject to reduction to reflect alternative treatment under Sections 10.02 and 10.03 of the Plan. The New Warrants will not be exercisable at any time following the fifth anniversary of the Effective Date. The New Warrants will be in substantially the form of Exhibit H to this Plan.

        "Official Committee" means the Official Committee of Unsecured Creditors of the Debtors appointed by the United States Trustee pursuant to Section 1102(a) of the Bankruptcy Code.

        "Ordinary Course Administrative Expenses" means the actual, necessary costs and expenses of preserving the Estate and operating the business of the Debtors, incurred and payable in the ordinary course of business by the Debtors after the Filing Date.

        "Payment Dates" means the monthly payment dates in connection with the Plan Notes (consisting of twenty-four (24) consecutive installments of principal and interest combined) and Substitute Plan Notes (consisting of thirty-six (36) monthly consecutive installments of principal and interest combined).

        "Periodic Distribution" has the meaning given in Section 10.01(b).



                                       7                           DEBTOR'S PLAN

        "Plan" means this Second Amended Joint Chapter 11 Plan, as may be further amended or modified from time to time by the Debtors.

        "Plan Distribution" means a distribution of Plan Notes on account of Claims Entitled to the Plan Distribution in an aggregate amount equal to $48,794,000 in principal amount of Plan Notes, in the proportions required by Sections 5.04, 5.05, 5.06 and 10.01; provided, that, (i) the aggregate principal amount of the Plan Distribution shall be increased by an amount equal to the product of 23.66% multiplied by the lesser of (a) $4,000,000 or (b) the amount, if any, of any Allowed General Unsecured Claim of Credit Suisse First Boston Corporation in respect of the CSFB Fee, and (ii) the aggregate principal amount of the Plan Distribution shall be decreased by (a) an aggregate amount equal to the product of 23.66% multiplied by the amount of Allowed Convenience Claims as of the applicable date of the distribution and (b) the aggregate of the Substitute Plan Distribution Amount payable to Holders of General Unsecured Claims and Senior Creditor Claims, respectively electing the substitute payment schedule pursuant to Sections 5.04(b) and 5.05(c).

        "Plan Distribution Ratio" means, where this Plan provides that a Plan Distribution is to be made at any time on account of any Claim Entitled to the Plan Distribution, that (subject to the provisions of Section 10.01 and further subject, in the case of Convertible Subordinated Note Claims, to the enforcement of the Subordination Provisions as set forth in this Plan) the Holder of such Claim shall be entitled to receive a Ratable Share of the Plan Distribution (calculated without regard to any elections to receive Substitute Plan Notes) based on the ratio of the Allowed amount at such time of such Holder's Claim to the Allowed amount at such time of all Claims Entitled to the Plan Distribution.

        "Plan Notes" means unsecured promissory notes issued by Reorganized USi on or after the Effective Date in substantially the form of Exhibit E to this Plan, bearing interest from the Effective Date at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to ten percent (10%), maturing on the second (2nd) anniversary of the Effective Date, with principal amortized on a straight-line basis and payable in twenty-four (24) consecutive monthly installments of principal and interest combined, commencing on the one-month anniversary of the Effective Date. Reorganized USi shall have the right to pay in full any Plan Note by paying the remaining principal balance of such Plan Note, with accrued interest through the payment date, in Cash at any time on or after the Effective Date, without premium or penalty.

        "Pre-Petition Indemnification Claims" has the meaning given in Section 12.06.

        "Priority Tax Claims" means any and all Claims entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

        "Ratable Share" means, with reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in that Class.



                                       8                           DEBTOR'S PLAN

        "Reclamation Claims" means any and all rights of reclamation converted to an Administrative Expense pursuant to any order of the Bankruptcy Court under
Section 546(c) of the Bankruptcy Code.

        "Remaining Plan Distribution Amount" has the meaning given in Section 10.01(a).

        "Remaining Secondary Plan Distribution B Amount" has the meaning given in Section 10.01(a).

        "Remaining Substitute Plan Distribution Amount" has the meaning given in
Section 10.01(a).

        "Reorganized Debtors" means, collectively, Reorganized USi and each of the Subsidiary Debtors, as reorganized and discharged on the Effective Date pursuant to this Plan.

        "Reorganized USi" means USi as reorganized and discharged on the Effective Date pursuant to this Plan.

        "Representatives" means (i) any and all attorneys, advisors and investment bankers employed by the Debtors in the Chapter 11 Case or in connection with the Transactions, and (ii) any and all present and former members of the Official Committee and its attorneys and advisors employed in the Chapter 11 Case.

        "Reserved Causes of Action" means (i) any and all Causes of Action against Directors and Officers based upon their obligations to one or more of the Debtors under any promissory notes, loans or other similar obligations to the Debtors, (ii) any and all Causes of Action against any Holder of an Equipment Lease Secured Claim that has elected treatment under Alternative B as described in Section 5.01, including all Causes of Action of the type described in Section 12.04, (iii) any and all Causes of Action against any Holder of a Miscellaneous Secured Claim, including all Causes of Action of the type described in Section 12.04, and (iv) any and all Causes of Action against Directors and Officers for willful misconduct.

        "Schedules" means the Schedules of Assets and Liabilities and the Statement of Affairs for Debtors Engaged in Business filed by the Debtors in the Chapter 11 Case, as such schedules may be amended or supplemented by the Debtors from time to time.

        "Secondary Plan Distribution A" means a distribution on account of Allowed Convertible Subordinated Note Claims of (i) Cash in the amount of $6,250,000, (ii) Secondary Plan Notes in an aggregate principal amount equal to $11,250,000, and (iii) New Warrants, in the proportions required by Sections
5.06 and 10.01 (and subject to the provisions of Sections 10.02 and 10.03).

        "Secondary Plan Distribution B" means a distribution on account of Allowed General Unsecured Claims in an aggregate principal amount of Plan Notes equal to $1,861,000 less an aggregate amount equal to the product of 10.68% multiplied by the amount of Allowed Convenience Claims as of the applicable date of the distribution, in the proportions required by Sections 5.04 and 10.01; provided, that, the aggregate amount of the Secondary Plan Distribution B on account of Allowed General Unsecured Claims shall be increased by an amount equal to the product of 10.68% multiplied by the lesser of (i) $4,000,000 or
(ii) the amount, if any, of any



                                       9                           DEBTOR'S PLAN

Allowed General Unsecured Claim of Credit Suisse First Boston Corporation in respect of the CSFB Fee.

        "Secondary Plan Notes" means unsecured promissory notes issued by Reorganized USi on or after the Effective Date, substantially in the form of Exhibit F to this Plan. The Secondary Plan Notes will have a six (6) year bullet maturity, accrue simple interest at eight percent (8%) per annum, payable at maturity, and be pari passu with the Plan Notes.

        "Section 510(c) Claims" means any Claim against a Debtor subject to subordination pursuant to Section 510(c) of the Bankruptcy Code.

        "Secured Claim" means a Claim secured by a lien on property in which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code.

        "Senior Creditor Claims" means (i) all Equipment Lease Deficiency Claims (provided that with respect to Equipment Lease Deficiency Claims determined pursuant to Section 5.05(a)(1)(ii) herein, only to the extent agreed to by Reorganized USi or determined by the Bankruptcy Court to be entitled to the benefit of the Subordination Provisions), (ii) the Senior Creditor Claim portion of the Conklin & Conklin Note Claims, and (iii) subject to Section 5.05(a)(3), all other Claims that (a) are not Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Equipment Lease Secured Claims, Miscellaneous Secured Claims, General Unsecured Claims, Convenience Claims, Convertible Subordinated Note Claims, Convertible Subordinated Note Section 510(b) Claims, Interdebtor Claims or Claims classified as Interests (including Section 510(c) Claims) and (b) are entitled to the benefit of the Subordination Provisions.

        "Subscription Price" means a purchase price, payable in full in Cash on the Effective Date, equal to $81,250,000.00.

        "Subordination Provisions" means the provisions of Article 5 of the Convertible Subordinated Note Indenture.

        "Subsequent Bankruptcy Case" has the meaning given in Section 5.01, Alternative A.

        "Substitute Equipment Lease Agreement" means an agreement in substantially the form of Exhibit B to this Plan executed and delivered by Reorganized USi in favor of the Holder of an Equipment Lease Secured Claim electing the substitute payment schedule pursuant to Section 5.01 I. (d), amending and restating the terms of the Equipment Lease Agreement governing such Holder's Equipment Lease Claim.

        "Substitute Plan Distribution Amount" has the meaning given in Section 5.04.

        "Substitute Plan Notes" means unsecured promissory notes issued by Reorganized USi on or after the Effective Date in substantially the form of Exhibit G to this Plan, (i) bearing interest from the Effective Date on the unamortized portion of the 50% of the principal amount, which is not payable at issuance, at a fixed per annum rate (based on a year consisting of twelve



                                       10                          DEBTOR'S PLAN

30-day months) equal to ten percent (10%) and (ii) with (a) 50% of the principal amount of which being paid in Cash proportionately with and at the times of distribution of Substitute Plan Notes pursuant to Section 10.01 hereof, (b) current monthly interest to be paid on such unamortized portion of the principal balance commencing on the first month anniversary of the Effective Date through December 31, 2003, and (c) the balance of the principal amount being amortized on a straight-line basis over a 48-month period and payable (1) in eighteen (18) consecutive monthly installments of principal and interest combined, commencing on January 31, 2004 and (2) with a balloon payment of the remaining principal balance to be made on June 30, 2005. Reorganized USi shall have the right to prepay any Substitute Plan Note by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty.

        "Transactions" means any prepetition or post-petition transactions and negotiations related to the proposed investment in USi by the Investor.

        "USi" means USinternetworking, Inc., a Delaware corporation, the parent Debtor in the Chapter 11 Case.

        1.02 Rules of Interpretation. References herein to a "Section," when not qualified by a reference to another document, are references to the sections of this Plan. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to this Plan as a whole and not to the part in which such words appear. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code shall (except for the rule contained in Section 102(5) of the Bankruptcy Code) apply. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) and Section 14.12 shall apply, but Bankruptcy Rule 9006(a) shall govern.

        1.03 Incorporation of Exhibits and Attachments. All Exhibits and Attachments to this Plan are part of this Plan and incorporated herein as fully as if set forth at length herein. The Exhibits to this Plan (i) must be satisfactory to and approved by the Debtors and the Investor, (ii) are subject to the Debtors having consulted in good faith with the Committee as to their contents and (iii) if not already attached hereto, will be filed by the Debtors with the Bankruptcy Court at least 10 days prior to the Confirmation Hearing.



                                       11                          DEBTOR'S PLAN

                                   ARTICLE 2.
               PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

        2.01 Allowance of Administrative Expenses. Claims for Administrative Expenses shall become Allowed as follows:

                (a) DIP Financing Payout. Claims in respect of the DIP Financing, if any, shall be Allowed in an amount approved by the Debtors or the Bankruptcy Court on or prior to the Effective Date.

                (b) Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities. An Ordinary Course Administrative Expense or Approved Chapter 11 Liability (other than the DIP Financing) that is known and not disputed by Reorganized USi by written notice given to the claimant prior to the 60th day after the Effective Date shall become Allowed on such day.

                (c) Reclamation Claims. A Reclamation Claim shall become Allowed only to the extent either (i) Reorganized USi and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court or (ii) at least 10 days before the Confirmation Hearing, the Holder files with the Bankruptcy Court and serves on Reorganized USi a motion requesting payment of such Reclamation Claim and a Final Order is entered granting such motion.

                (d) Fee Claims. A Fee Claim may be Allowed if (i) at least 10 days before the Confirmation Hearing, the Holder has filed with the Bankruptcy Court and served upon the Debtors a binding estimate of the aggregate amount of Fee Claims of such Holder in the Chapter 11 Case from the Filing Date through the Effective Date (as the same may be supplemented by notice to the Debtors and the Investor on or before the Effective Date, a "Binding Fee Estimate"), and (ii) no later than 45 days after the Effective Date, the Holder has filed with the Bankruptcy Court and served a fee application in accordance with the Bankruptcy Code and Bankruptcy Rules. A Fee Claim shall be Allowed in an amount not to exceed the Binding Fee Estimate filed by such Holder if and to the extent allowed or approved by the Bankruptcy Court. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of services incurred after the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                (e) Other Administrative Expenses. All other Claims for Administrative Expenses (including Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities that are disputed by Reorganized USi as set forth in Section 2.01(b)) shall become Allowed only if the Holder of such Claim files with the Bankruptcy Court and serves on Reorganized USi, within 90 days after the Effective Date, a motion requesting payment of such Administrative Expense and only if and to the extent such Claim is allowed by the Bankruptcy Court pursuant to a Final Order.

        2.02 Payment of Administrative Expenses. The Reorganized Debtors shall assume and pay each Allowed Administrative Expense, other than Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities, in full and in Cash on or before the latest of (i) the



                                       12                          DEBTOR'S PLAN

Effective Date, (ii) the date that is thirty (30) days after the date such Administrative Expense becomes Allowed, and (iii) a date agreed by Reorganized USi or the Debtors and the Holder of such Administrative Expense. The Reorganized Debtors shall pay the DIP Financing Payout, if any, on the Effective Date. The Reorganized Debtors shall assume and pay each Allowed Ordinary Course Administrative Expense and each Allowed Approved Chapter 11 Liability on the date on which payment is due or would otherwise be permitted to be made in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

                                   ARTICLE 3.
                 PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

        3.01 Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim: (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments of principal in an aggregate amount equal to such Allowed Priority Tax Claim, together with simple interest at a fixed rate of six percent (6%) per annum (or upon such other terms determined by the Bankruptcy Court to provide Holders of Allowed Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Claims), over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim in full by paying the remaining principal balance of such Allowed Priority Tax Claim, with interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty. The Holder of an Allowed Priority Tax Claim shall not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim for a penalty shall not be Allowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

                                   ARTICLE 4.
                     CLASSIFICATION OF CLAIMS AND INTERESTS

        Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests, except Administrative Expenses and Priority Tax Claims, that have been classified and are not excluded by
Section 1123(a)(1) of the Bankruptcy Code.

        4.01    Secured Claims.

                CLASS 1.      Class 1 consists of all Equipment Lease Secured Claims.

                CLASS 2.      Class 2 consists of all Miscellaneous Secured Claims.



                                       13                          DEBTOR'S PLAN

4.02    Priority Claims.

                CLASS 3.      Class 3 consists of all Miscellaneous Priority Claims.

4.03    Unsecured Claims.

                CLASS 4.      Class 4 consists of all General Unsecured Claims.

                CLASS 5.      Class 5 consists of all Senior Creditor Claims.

                CLASS 6.      Class 6 consists of all Convertible Subordinated Note Claims.

                CLASS 7.      Class 7 consists of all Convenience Claims.

                CLASS 8.      Class 8 consists of all Convertible Subordinated Note Section 510(b) Claims.

                CLASS 9.      Class 9 consists of Interdebtor Claims.

4.04    Interests and LLC Interests.

                CLASS 10.     Class 10 consists of all Interests in USi and all LLC Interests.

                CLASS 11.     Class 11 consists of all Section 510(c) Claims.

                                   ARTICLE 5.
                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

        5.01 Equipment Lease Secured Claims (Class 1). For the convenience of identification, the Plan classifies the Allowed Claims in Class 1 as a single Class. This Class is actually a group of subclasses, depending upon the applicable Equipment Lease at issue and the underlying property securing such Allowed Claims, and each subclass is treated as set forth in this Section 5.01 as a distinct Class for voting and distribution purposes. The separate subclasses consist severally of each of the Equipment Lease Claims listed on Attachment 3 to this Plan. Holders of Equipment Lease Secured Claims (i) voting to accept the Plan or (ii) failing to timely vote on the Plan shall be deemed to have elected to be treated in accordance with Alternative A below. Holders of Equipment Lease Secured Claims voting to reject the Plan shall be deemed to have elected to be treated in accordance with Alternative B below. Class 1 is Impaired.



                                       14                          DEBTOR'S PLAN

        I.      Alternative A.(1)

                (a) Allowance of Claims. The Equipment Lease Secured Claims deemed to elect Alternative A shall be Allowed in the amounts set forth in Attachment 3 to this Plan (less in the case of each Equipment Lease Secured Claim, all Adequate Protection Payments made on account of such Claim), and the Equipment Lease Deficiency Claims (if any) held by the Holders of such Equipment Lease Secured Claims shall be Allowed in the amounts set forth in Attachment 3 to this Plan.

                (b) Treatment. Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative A:

                        (1) shall receive, on account of such Claim, the obligation of Reorganized USi to pay such Holder deferred Cash payments equal to the Allowed amount of such Claim, with interest from the Effective Date at a fixed per annum interest rate (based on a year consisting of twelve 30 day months) as set forth in Attachment 3 with respect to the applicable lessor of each schedule of the Equipment Lease related to such Claim, and otherwise on the terms set forth in an Amended Equipment Lease Agreement. Commencing on the one month anniversary of the Effective Date, payments shall be made in equal monthly installments of principal and interest over a term of months equal to the number of months (counting a partial month as a whole month) remaining unexpired on the Filing Date on the lease term under each schedule of the applicable Equipment Lease. Reorganized USi shall have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty; and

                        (2) shall retain, as security for such obligation on the terms set forth in such Amended Equipment Lease Agreement, its security interest in the equipment leased to the Debtor under the applicable Equipment Lease.

----------------

1 The Debtors offer the proposed Allowed amount of the Equipment Lease Secured Claims in Alternative A subject to the acceptance or deemed acceptance of this Plan and such treatment by such Holders of Equipment Lease Claims and confirmation of this Plan, and solely as a proposed compromise and settlement of certain matters that are or may be in controversy between the Debtors and such Holders in the Chapter 11 Case. The Debtors' offer herein is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used against the Debtors, as an admission or otherwise, in the adjudication of any such matters.

                                       15                          DEBTOR'S PLAN

                (c) Satisfaction of Section 507(b) and Section 365(d)(10) and Rights. The distribution pursuant to Section 5.01 I.
                        (b) to Holders of Equipment Lease Secured Claims electing or deemed to have elected Alternative A shall be in full satisfaction of any and all rights of such Holders under Section 507(b) or Section 365(d)(10) of the Bankruptcy Code.

                (d) Treatment Option for Substitute Payment Schedule. On or before the Effective Date, a Holder of an Equipment Lease Secured Claim electing or deemed to have elected Alternative A, may, at its option by delivering written notice to Reorganized USi, elect a substitute payment schedule and interest rate under a Substitute Equipment Lease Agreement, in lieu of the treatment set forth in
                        Section 5.01 I. (b) (1) and (2), as follows: (i) the Equipment Lease Secured Claim bearing interest from the Effective Date at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to ten percent (10%), (ii) 50% of the Equipment Lease Secured Claim to be paid in Cash on or as soon as practicable after the Effective Date, (iii) current monthly interest to be paid on the unamortized portion of the unpaid amount of the Equipment Lease Secured Claim to be paid commencing on the first month anniversary of the Effective Date through December 31, 2003 and (iv) the principal balance of the Equipment Lease Secured Claim to be amortized on a straight-line basis over a 48-month period and payable (1) in eighteen (18) consecutive monthly installments of principal and interest combined, commencing on January 31, 2004 and (2) with a balloon payment of the remaining principal balance to be made on June 30, 2005. The substitute payment schedule and interest rate shall be pursuant to the terms of a Substitute Equipment Lease Agreement. Under the Substitute Equipment Lease Agreement, the Holder of the Equipment Lease Secured Claim shall retain, as security for its obligations under such agreement, its security interest in the equipment leased under the applicable Equipment Lease. Reorganized USi shall have the right to prepay amounts due under such substitute payment schedule by paying the remaining balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty.

                (e) Equipment Leases as Secured Financings. Extensions of credit under Amended Equipment Lease Agreements or Substitute Equipment Lease Agreements (as applicable) shall be deemed to be secured financings and not true leases. Notwithstanding the foregoing, if an Equipment Lease that gives rise to an Equipment Lease Secured Claim is a "true lease" (as opposed to a secured financing) and Reorganized USi files a petition or consents to an order for relief under the Bankruptcy Code after the Effective Date (a "Subsequent Bankruptcy Case"), such Holder may at its option reinstate its Equipment Lease as a true lease by notifying Reorganized USi of such election in writing. Upon such election, (i) the original terms of such Equipment Lease shall be reinstated except that (a) the term of such Equipment Lease shall extend until the later of the end of



                                       16                          DEBTOR'S PLAN
                        the term of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the maturity date of the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, and (b) the sole payments due under such Equipment Lease shall be payments in amounts and at times required under the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and under the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, (ii) all payments received by such Holder in respect of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement (as applicable) and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder shall be credited as payments under the Equipment Lease so reinstated, (iii) the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder shall be cancelled, and (iv) the Equipment Lease so reinstated shall be deemed to be a true lease in the Subsequent Bankruptcy Case.

        II.     Alternative B.

                (a) Allowance of Claims. Each Equipment Lease Secured Claim deemed to elect Alternative B shall be Allowed in an amount equal to the value of the collateral securing such Claim as of the Filing Date, as agreed by the Debtors or Reorganized USi (as applicable) and such Holder or as determined by the Bankruptcy Court, less all Adequate Protection Payments made on account of such Claim.

                (b) Treatment. Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative B shall, on account of such Claim, at the option of Reorganized USi:
                        (i) receive return of the collateral securing such Claim or return of a portion of the collateral securing such Claim (with the balance of the Allowed Equipment Lease Secured Claim to be treated as provided herein) with the amount of any Allowed Equipment Lease Secured Claim and any unsecured deficiency claim in Class 4 to be as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court; (ii) (a) receive equal annual Cash payments commencing on the first anniversary of the Effective Date and continuing through the fifth anniversary of the Effective Date in an aggregate amount equal to the Allowed amount of such Claim, plus interest at a fixed rate as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court (provided, that, Reorganized USi shall have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty); and (b)



                                       17                          DEBTOR'S PLAN
                        retain the liens securing such Claim to the extent of the Allowed amount of such Claim, pursuant to Section 1129(b)(2)(A)(i) of the Bankruptcy Code; or (iii) receive such other treatment as will provide for realization of the indubitable equivalent of such Claim pursuant to Section 1129(b)(2)(A)(iii) of the Bankruptcy Code.

                (c) Reserved Causes of Action. Reorganized USi reserves all of its rights in respect of Holders of Equipment Lease Claims electing Alternative B, including the right to assert (i) Reserved Causes of Action against such Holders in respect of such Claims and/or (ii) that Equipment Leases are "true leases" subject to rejection and as to which Equipment Lease Deficiency Claims are not Senior Claims entitled to the benefit of the Subordination Provisions.

                (d) Equipment Leases as True Leases. If the holder of an Equipment Lease is deemed to elect Alternative B and the Equipment Lease is, pursuant to an order of the Bankruptcy Court with jurisdiction over a chapter 11 or chapter 7 case, if any, filed by Reorganized USi after the Effective Date, determined to be a "true lease" (as opposed to a secured financing) subject to rejection pursuant to Section 365 of the Bankruptcy Code, USi shall be entitled to seek assumption or rejection of such lease (or any separate lease schedules thereof) at any time on or before the date that is thirty (30) days after such determination becomes a Final Order and if USi fails timely to seek assumption of such lease (or any separate schedules thereof) or notifies the applicable lessor of rejection of the lease (or any separate schedules thereof), the lease (or any separate schedules thereof not assumed) shall be deemed rejected without further order of the Bankruptcy Court. In the event of rejection of such Equipment Lease (or any separate lease schedules thereof), any rejection damage claim, which shall remain subject to allowance, must be filed on or before the date that is thirty (30) days after the later of the Effective Date or such later rejection date and shall be a Senior Claim only to the extent that Reorganized USi agrees or the Bankruptcy Court determines that such claim is entitled to the benefit of the Subordination Provisions.

                (e) Satisfaction of Section 507(b) and Section 365(d)(10) Rights. The distribution pursuant to Section 5.01(II)(b) to Holders of Equipment Lease Secured Claims electing Alternative B shall be in full satisfaction of any and all rights of such Holders under Section 507(b) or
                        Section 365(d)(10) of the Bankruptcy Code.

        5.02    Miscellaneous Secured Claims (Class 2).

                (a) Treatment. On the Effective Date, at Reorganized USi's option, either (i) the Reorganized Debtors shall assume an Allowed Miscellaneous Secured Claim and the legal, equitable and contractual rights to which an Allowed Miscellaneous Secured Claim entitles the Holder of such Claim shall not be altered by this Plan, or (ii) the Reorganized Debtors shall



                                       18                          DEBTOR'S PLAN
provide such other treatment in respect of such Claim as will cause such Claim not to be Impaired; provided, however, that the Allowed Miscellaneous Secured Claim portion of the Conklin & Conklin Note Claims shall be treated pursuant to
Section 5.02(c)(i) below. The Debtors' failure to object to any such Claim during the pendency of the Chapter 11 Case shall not prejudice, diminish, affect or impair the Reorganized Debtors' right to contest or defend against such Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof. Each Miscellaneous Secured Claim and all liens lawfully granted or existing on any property of the Estate on the Filing Date as security for a Miscellaneous Secured Claim shall (x) survive the confirmation and consummation of this Plan, the Debtors' discharge under Section 1141(d) of the Bankruptcy Code and Section 12.01, and the vesting of the property of the Estate in the Reorganized Debtors, (y) remain enforceable against the Reorganized Debtors in accordance with the contractual terms of any lawful agreements enforceable by the Holder of such Claim on the Filing Date until the Allowed amount of such Claim is paid in full, and (z) remain subject to avoidance by the Reorganized Debtors under the Bankruptcy Code.

                (b)     Impairment. Class 2 is not Impaired.

                (c) Preservation of Rights. Notwithstanding the foregoing provisions of this Section 5.02, on or as soon as reasonably practicable after the later of the Effective Date and the date that is thirty (30) calendar days after a Miscellaneous Secured Claim becomes Allowed, Reorganized USi may elect to provide the Holder of a Miscellaneous Secured Claim with (i) Cash in an amount equal to 100% of the unpaid amount of such Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Claim to the extent of the value of the Holder's secured interest in such Claim, (iii) the collateral securing such Claim, (iv) a note with periodic Cash payments having a present value equal to the Allowed amount of such Claim, or (v) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code. In the event Reorganized USi treats a Claim under clause (i) or (ii) of this Section 5.02(c), the liens securing such Claim shall be deemed released.

        5.03    Miscellaneous Priority Claims (Class 3).

                (a) Treatment. The Holder of each Allowed Miscellaneous Priority Claim shall receive, on account of such Claim, payment of the Allowed amount of such Claim in full, in Cash.

                (b)     Impairment. Class 3 is not Impaired.

        5.04    General Unsecured Claims (Class 4).

                (a) Treatment. Each Holder of an Allowed General Unsecured Claim shall receive, on account of such Claim, its Ratable Share (determined as if no elections to receive Substitute Plan Notes had been made) of (i) the Plan Distribution determined based on the Plan Distribution Ratio, and (ii) the Secondary Plan Distribution B.

                (b) Option for Substitute Payment Schedule. On or before the Effective Date, a Holder of a General Unsecured Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount equal to its



                                       19                          DEBTOR'S PLAN

Ratable Share of the principal amount of Plan Notes that would have been distributed pursuant to the Plan Distribution and the Secondary Plan Distribution B, had no elections to receive Substitute Plan Notes been made (such amount, together with an amount equal to the principal amount of Substitute Plan Notes to be issued in accordance with Section 5.05(c), the "Substitute Plan Distribution Amount"), in the form of Substitute Plan Notes.

                (c) Effect of Allowance of Reclamation Claims. If any Holder of a General Unsecured Claim holds or asserts a Reclamation Claim, such General Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed such General Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim.

                (d)     Impairment. Class 4 is Impaired.

        5.05    Senior Creditor Claims (Class 5).

                (a)     Allowance of Claims.

                        (1) Each Equipment Lease Deficiency Claim deemed to elect (i) Alternative A shall be Allowed as a Senior Creditor Claim in the amount set forth in Attachment 3 to the Plan, and
                (ii) Alternative B shall be Allowed as a Senior Creditor Claim only if, to the extent and in the amount agreed upon by the Debtors and the respective Holder of such Equipment Lease Deficiency Claim or, if such status, extent and amount cannot be mutually agreed upon as determined by the Bankruptcy Court.

                        (2) A portion of the Conklin & Conklin Note Claims shall be Allowed as a Senior Creditor Claim in the amount of $1,900,000.

                        (3) No other Claim shall be Allowed as a Senior Creditor Claim unless (i) the Holder of such Claim delivers to the Debtors, no later than 20 days prior to the Confirmation Hearing or any earlier date fixed by order of the Bankruptcy Court, a demand for Allowance of such Claim as a Senior Creditor Claim accompanied by the written opinion of independent legal counsel acting for such Holder, addressed to the Debtors and Reorganized USi, stating that such Holder is entitled to the benefit of the Subordination Provisions and (ii) the Debtors approve, or at or prior to the Confirmation Hearing the Bankruptcy Court orders, classification of the Allowed amount of such Claim as a Senior Creditor Claim.

                (b) Treatment. Each Holder of an Allowed Senior Creditor Claim shall receive, on account of such Claim, its Ratable Share of:

                        (1) A portion of the Plan Distribution determined based on the Plan Distribution Ratio, calculated as if no elections to receive Substitute Plan Notes had been made; and

                        (2) In enforcement of the Subordination Provisions, an additional portion of the Plan Distribution (being the portion that otherwise would be



                                       20                          DEBTOR'S PLAN
                distributed to Holders of Allowed Convertible Subordinated Note Claims) determined by applying the Plan Distribution Ratio to the Allowed amount of the Convertible Subordinated Note Claims.

                (c) Option for Substitute Payment Schedule. On or before the Effective Date, a Holder of a Senior Creditor Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount equal to its Ratable Share of the principal amount of Plan Notes that would have been distributed pursuant to the Plan Distribution, calculated as if no elections to receive Substitute Plan Notes had been made, in the form of Substitute Plan Notes.

                (d)     Impairment. Class 5 is Impaired.

        5.06    Convertible Subordinated Note Claims (Class 6).

                (a) Allowance of Claims. The Convertible Subordinated Note Claims shall be Allowed in the amount of $125,000,000 plus interest accrued but unpaid prior to the Filing Date.

                (b) Treatment and Limited Enforcement of Subordination. In accordance with and in enforcement of the Subordination Provisions, all distributions which the Holders of Convertible Subordinated Note Claims would otherwise be entitled to receive under this Plan on account of the Plan Distribution shall be delivered to the Holders of the Allowed Senior Creditor Claims and provision therefor is made in Section 5.05(b)(2). Notwithstanding the Subordination Provisions, each Holder of an Allowed Convertible Subordinated Note Claim shall be entitled to receive and retain, on account of such claim, its ratable share of Secondary Plan Distribution A (subject to the provisions of Sections 10.02 and 10.03) based upon the amount of Convertible Subordinated Notes held by each Holder. Secondary Plan Distribution A is made in compromise and settlement of issues in dispute and approval shall be sought pursuant to Bankruptcy Rule 9019 in connection with confirmation of the Plan. The treatment provided in this Plan shall be in full and complete settlement, satisfaction and discharge of any Claims of Holders of Senior Creditor Claims pursuant to the Subordination Provisions or otherwise.

                (c) Limited Subordination Enforcement as Essential Element. Whether or not Class 6 or any individual Holder of a Convertible Subordinated Note Claim has accepted this Plan, the Subordination Provisions shall be enforced, without exception, through the consummation of this Plan as an essential element thereof, as to (i) the Plan Distribution and (ii) except with respect to Secondary Plan Distribution A, any and all other distributions or property that the Holders of Allowed Convertible Subordinated Note Claims are, would or might otherwise be entitled to receive from the Debtors or the Estate or in the Case on account of Convertible Subordinated Note Claims. All such portions of the Plan Distribution and, except for Secondary Plan Distribution A, other distributions and property shall be delivered by the Debtors and Reorganized USi directly to the Holders of Senior Creditor Claims pursuant to the Subordination Provisions.

                (d)     Impairment. Class 6 is Impaired.



                                       21                          DEBTOR'S PLAN

        5.07    Convenience Claims (Class 7)

                (a) Treatment. Each Holder of an Allowed Convenience Claim shall receive Cash equal to thirty four and thirty four one hundredths percent (34.34%) of the unpaid amount of such Allowed Claim.

                (b) Election of Treatment. Any Holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is equal to or less than $2,500 shall receive treatment of its Allowed Claim under Section 5.07(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. Any Holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is more than $2,500, and who timely elects to reduce the amount of such Allowed Claim to $2,500 in accordance with the terms of this Section 5.07(b), also shall receive treatment of its Allowed Claim, as so reduced, under Section 5.07(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. Election of treatment in Class 7 must be made on such Holder's ballot for voting on this Plan and be received by the Debtors on or prior to the deadline for voting established by the Bankruptcy Court. Any election of Convenience Claim treatment made after such deadline shall not be binding upon the Debtors or the Reorganized Debtors unless the deadline is expressly waived, in writing, by the Debtors. The exercise of such an election shall in no way preclude the Debtors or the Reorganized Debtors from objecting to the Claim.

        5.08    Convertible Subordinated Note Section 510(b) Claims (Class 8).

                (a) No Distribution. The Holders of Allowed Convertible Subordinated Note Section 510(b) Claims shall receive no distribution under this Plan.

                (b)     Impairment. Class 8 is Impaired.

        5.09    Interdebtor Claims (Class 9).

                (a) Treatment. Each Holder of an Interdebtor Claim shall be unimpaired.

                (b)     Impairment. Class 9 is not Impaired.

        5.10    Interests and LLC Interests (Class 10).

                (a) No Distribution. The Holders of Allowed Interests in USi and/or Allowed LLC Interests shall receive no distribution under this Plan.

                (b)     Impairment. Class 10 is Impaired.

        5.11    Section 510(c) Claims (Class 11).

                (a) No Distribution. The Holders of Section 510(c) Claims shall receive no distribution under this Plan.

                (b)     Impairment. Class 11 is Impaired.



                                       22                          DEBTOR'S PLAN

                                  ARTICLE 6.
                     IDENTIFICATION OF CLASSES OF CLAIMS
            AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN;
                     ACCEPTANCE OR REJECTION OF THIS PLAN

         6.01 Acceptance by an Impaired Class of Creditors. Consistent with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

         6.02 Voting Classes. Equipment Lease Secured Claims (Class 1), General Unsecured Claims (Class 4), Senior Creditor Claims (Class 5), Convertible Subordinated Note Claims (Class 6) and Convenience Claims (Class
7) are Impaired by this Plan, and only the Holders of Allowed Claims in such Classes at the time the vote on this Plan is solicited are entitled to vote to accept or reject this Plan.

         6.03 Classes Receiving No Property Deemed to Reject this Plan. No distribution will be made in respect of Convertible Subordinated Note Section 510(b) Claims (Class 8), Interests (Class 10) and Section 510(c) Claims (Class
11). Claims in those Classes of Claims and Interests are Impaired by this Plan and Holders thereof will not receive or retain any property under this Plan. Under Section 1126(g) of the Bankruptcy Code, the Holders of such Classes of Claims and Interests are deemed to reject this Plan and the votes of Holders in such Classes will not be solicited.

         6.04 Unimpaired Classes Conclusively Presumed to Accept this Plan. Miscellaneous Secured Claims (Class 2), Miscellaneous Priority Claims (Class 3) and Interdebtor Claims (Class 9) are not Impaired by this Plan. Under Section 1126(f) of the Bankruptcy Code, such classes of Claims are conclusively presumed to accept this Plan, and the votes of Holders in such Classes will not be solicited.

         6.05 Confirmation Pursuant to Section 1129(b). The Debtor may seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to any Class, if such Class rejects or is deemed to have rejected this Plan.

                                  ARTICLE 7.
                   UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         7.01 Assumption and Rejection. Any unexpired lease or executory contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date shall be deemed to have been assumed by the applicable Debtor as of the Effective Date unless (a) such lease or contract has then been rejected, (b) there is then pending before the Bankruptcy Court a motion to assume, a motion to reject or a motion to assume and assign such lease or contract, (c) such lease or contract is identified on a "Schedule of Leases and Contracts to be Rejected" filed at least ten days before the date of the Confirmation Hearing (as such schedule may be amended on or prior to the date of the Confirmation Hearing), or (d) such lease or contract is rejected following entry of an order regarding and fixing the amount of a disputed cure amount as provided in
Section 7.02. At the

                                      23                          DEBTORS' PLAN

Confirmation Hearing, the Debtors may request the Bankruptcy Court to approve assumption or assumption and assignment of certain of its real property leases and executory contracts. The Debtors will file and serve a schedule of such leases and contracts with the Bankruptcy Court as provided in Section 7.02 below.

         7.02 Cure of Defaults. Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Plan, the Debtors shall, consistent with the requirements of section 365 of the Bankruptcy Code, at the time of the commencement of the solicitation of votes on the Plan, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with the Bankruptcy Court listing all executory contracts or unexpired leases to be assumed and the cure amounts (including amounts of compensation for actual pecuniary loss) proposed by the Debtors to be paid in connection with such assumption and the parties to such executory contracts or unexpired leases to be assumed shall have until ten (10) days before the date of commencement of the Confirmation Hearing to object in writing to such cure amounts listed by the Debtors and to propose alternative cure amounts; provided, that, the Debtors shall be entitled to modify and amend such pleading at any time on or before the date of the Confirmation Hearing to add or subtract an executory contract or unexpired lease from such pleading and/or to amend or modify any cure amount listed by the Debtors, provided, further, that if the Debtors amend the pleading to add an executory contract or unexpired lease or to reduce the cure amount thereof, the non-debtor party thereto shall have until ten (10) days after service of such amendment to object in writing thereto or to propose alternative cure amounts. In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the cure amount (including amounts of compensation for actual pecuniary loss) proposed by the Debtors and shall be forever enjoined and barred from seeking any additional amount on account of the Debtors' cure obligations under section 365 of the Bankruptcy Code from the Debtors, the Estate, Reorganized USi or any other Reorganized Debtor. If an objection is filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of any disputed cure amount not settled by the parties. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors and Reorganized USi shall be authorized to reject such executory contract or unexpired lease by notice to (i) the non-debtor party to such executory contract or unexpired lease and (ii) the office of the United States Trustee, without obtaining further Bankruptcy Court approval.

         7.03 Assigned Leases. Any lease of nonresidential real property that was assigned by the Debtors prior to the Filing Date shall be treated as being neither executory nor unexpired and shall be deemed neither assumed nor rejected pursuant to this Plan.

         7.04 Assignments of Contracts and Leases. The Debtors reserve all rights accorded to them under Section 365 of the Bankruptcy Code, including all rights under Section 365(f) of the Bankruptcy Code with respect to the assignment of any or all of their executory contracts and unexpired leases.

         7.05 Rejection Claims. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the non-debtor

                                      24                          DEBTORS' PLAN
party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Claims Agent on or before the date that is thirty (30) days after the later of the Effective Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

         7.06 Equipment Leases and Indemnification Contracts Excluded. The provisions of this Article 7 do not apply to the Equipment Leases and Indemnification Contracts.

                                  ARTICLE 8.
                        ISSUANCE OF NEW COMMON STOCK;
                           OPERATION AND MANAGEMENT
                    OF REORGANIZED DEBTORS AND THE ESTATE

         8.01     Issuance of New Common Stock; Use of Proceeds.

                  (a) Issuance of New Common Stock. On the Effective Date, Reorganized USi shall issue and deliver to the Investor, against payment of the Subscription Price by the Investor to Reorganized USi, 100% of the shares of New Common Stock representing all outstanding capital stock of Reorganized USi. From and after the Effective Date, Reorganized USi shall be authorized to issue additional shares of common stock in accordance with its Amended Certificate of Incorporation and applicable law.

                  (b) Use of Proceeds. Reorganized USi shall use the proceeds of the Subscription Price received by it to (i) pay Allowed Administrative Expenses and to make other Cash distributions required to be made by the Reorganized Debtors hereunder, (ii) fund the DIP Financing Payout, if any, and (iii) satisfy the Debtors' obligations in connection with the closing of the Plan. Reorganized USi shall be entitled to retain the entire remaining proceeds of the Subscription Price and all property retained by it or vested in it pursuant to Section 9.01 of this Plan for its own future uses and purposes, free from any claim, use, benefit or interest in favor of the Estate or any Holder of any Claim or Interest.

                  (c) Assumption of Plan Obligations. On the Effective Date, the Reorganized Debtors shall assume and perform and observe each and all of the provisions of this Plan applicable to them and each and all of the obligations and undertakings of the Debtors under this Plan, including, but not limited to, payment of (i) all Allowed Administrative Expenses, (ii) all Allowed Priority Tax Claims, (iii) all Allowed Miscellaneous Priority Claims,
(iv) the obligation to pay the Allowed amount of all Equipment Lease Secured Claims as set forth in Section 5.01(b), (v) all Allowed Miscellaneous Secured Claims, (v) the Plan Distribution, (vi) the Secondary Plan Distribution A,
(vii) the Secondary Plan Distribution B, (viii) all Allowed Convenience Claims, and (ix) all other obligations of the Reorganized Debtors under this Plan.

         8.02 Governance of Reorganized USi. From and after the Effective Date, Reorganized USi shall be managed under the direction of its board of directors in accordance with the applicable provisions of the DGCL, the Amended Certificate of Incorporation and the Amended

                                      25                          DEBTORS' PLAN

Bylaws. Reorganized USi shall file the Amended Certificate of Incorporation, which shall prohibit the issuance of nonvoting equity securities (subject to amendment of such certificate as permitted by applicable law), with the Secretary of State of the State of Delaware on the Effective Date. The amended Bylaws shall be adopted by the board of directors of Reorganized USi as of the Effective Date (subject to amendment as permitted by applicable law). Subject to Section 5.10(a) hereof, all limited liability company agreements to which the Debtors are a party shall be assumed in accordance with Section 7.01 hereof.

         8.03 Appointment of Directors. On or prior to the date which is fifteen (15) days prior to the date of the Confirmation Hearing, the Investor, subject to the consent of USi, shall designate five directors of Reorganized USi and notify the Debtors in writing of such designation. On or before the date of the Confirmation Hearing, the Debtors will file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized USi pursuant to this Section 8.03.

         8.04 Effect of Appointment. On the Effective Date, subject to appointment of the persons named in such schedule as directors of Reorganized USi and acceptance of such appointment by such persons, (i) all rights of USi with respect to appointment of directors shall be extinguished and the directors of Reorganized USi shall thereafter be appointed or elected in accordance with the DGCL, the Amended Certificate of Incorporation and the Amended Bylaws, as they may from time to time be amended, and (ii) the authority, power and incumbency of the persons then acting as directors of USi shall be terminated and such directors shall be deemed to have resigned.

                                  ARTICLE 9.
                         IMPLEMENTATION OF THIS PLAN

         9.01 Vesting of Property in Reorganized Debtors. If this Plan becomes effective as set forth in Section 13.02, (a) the Reorganized Debtors shall retain, and confirmation of this Plan shall vest in the Reorganized Debtors, all property of the Estate except any property of the Estate that is abandoned or transferred to any other Entity as permitted under the Bankruptcy Code on or prior to the Effective Date, and (b) title to all such non-excepted property shall vest in the Reorganized Debtors, absolutely, unconditionally, indefeasibly and forever, on the Effective Date, free and clear of all Claims, all liens securing Claims and all Interests, except any lien preserved under
Section 5.01 or 5.02 of this Plan. The Reorganized Debtors shall not be liable or responsible for any Claim against the Debtors or the Estate or any obligation of the Debtors or the Estate except as expressly assumed by the Reorganized Debtors in this Plan. The Reorganized Debtors shall be the successor to the Debtors for the purposes of Section 1123, Section 1129 and
Section 1145 of the Bankruptcy Code. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

         9.02 Administration of the Plan. After the Effective Date, the Plan shall be administered in accordance with the terms hereof and applicable law. From and after the Effective Date, any right or power under this Plan which is exercisable by the Debtors or the Reorganized Debtors or any of them shall be exercisable by the Reorganized Debtors only.

                                      26                          DEBTORS' PLAN

Subject to any further order of the Bankruptcy Court, Reorganized USi or its designee shall administer the Plan from and after the Effective Date and as such shall be both authorized and obligated, as agent for and on behalf of the Estate, to admit, object to or contest any and all Claims, to defend, protect and enforce any and all rights and interests, to make any and all distributions required or permitted to be made under this Plan, to file any and all reports, requests for relief or opposition thereto, and to take any and all other actions necessary or appropriate to administer and implement this Plan in accordance with applicable law and shall be authorized to pay (from its own funds and without any right of contribution or reimbursement as against the Estate) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all fees and expenses of the Debtors' professionals accruing from and after the Effective Date without any application to the Bankruptcy Court. Reorganized USi shall not be entitled to receive any compensation or indemnification whatsoever from the Estate for its services in administering or implementing the Plan or in respect of any such claims, liabilities, losses, damages, costs or expenses.

         9.03 Cancellation of Securities. On the Effective Date, the Equipment Leases and the Convertible Subordinated Note Indenture and all Cancelled Securities shall be cancelled and all obligations thereunder discharged by confirmation of this Plan.

         9.04 Surrender of Cancelled Securities. On the Effective Date, each of the respective transfer books maintained for the Cancelled Securities shall be closed. Except for the right to receive the distributions, if any, pursuant to this Plan, the Holder of a Cancelled Security shall have no rights arising from or relating to such Cancelled Security after the Effective Date, including rights of subordination or subrogation that may be construed to be inherent in or ancillary or related to such Cancelled Security. Reorganized USi may require as a condition to any distribution to any Holder of a Cancelled Security that the beneficial holder thereof execute a letter of transmittal or other certificate as to the amount of Cancelled Securities held and the designation by such beneficial holder of the name and address of such beneficial holder for purposes of distribution under the Plan. Each Holder of a Cancelled Security evidencing any Allowed Claim shall surrender such Cancelled Security to Reorganized USi (or its designee), and Reorganized USi (or its designee) shall distribute to such Holder or to such Holder's agent, trustee or representative the appropriate consideration therefor in accordance with this Plan as promptly as is reasonably practicable. No distribution under this Plan shall be made to or for account of any Holder of an Allowed Claim evidenced by a Cancelled Security unless and until such Cancelled Security is received by Reorganized USi (or its designee). If a Cancelled Security is lost or destroyed, the Holder of such Cancelled Security must deliver an affidavit of loss or destruction to the Debtors or Reorganized USi (or their designee), as well as an agreement to indemnify the Debtors and Reorganized USi (and post a bond if so requested by the Debtors or Reorganized USi), in form and substance reasonably acceptable to Reorganized USi, before such Holder may receive any distribution that it would otherwise be entitled to receive under this Plan in respect of such lost or destroyed Cancelled Security. Any Holder of an Allowed Claim that fails to surrender a Cancelled Security related thereto or to deliver an affidavit and an indemnity agreement before the later to occur of (i) two years from the Effective Date, and (ii) six months following the date such Holder's Claim becomes an Allowed Claim shall be deemed to have no further Claim and no distributions shall be made under this Plan in respect of such Claim. The Debtors or Reorganized USi may waive the requirements of this Section 9.04.

                                      27                          DEBTORS' PLAN

         9.05 Allowance of Claims Subject to Section 502(d). Allowance of Claims shall be in all respects subject to the provisions of Section 502(d) of the Bankruptcy Code, except that no Claim that is Allowed in an amount set forth in this Plan or an Attachment hereto shall be disallowed under Section 502(d) of the Bankruptcy Code.

         9.06 Right of Setoff. The Reorganized Debtors shall have the right to set off against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any and all debts, liabilities and claims of every type and nature whatsoever which (after giving effect to the releases set forth in Section 12.04) the Estate or Reorganized USi or any other Reorganized Debtor may have against the Holder of such Claim, and neither any prior failure to do so nor the Allowance of such Claim, whether pursuant to this Plan or otherwise, shall constitute a waiver or release of any such right of setoff.

         9.07 Deemed Consolidation of Debtors for Plan Purposes Only. Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Interdebtor Claims or any Interest of a Debtor in another Debtor; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date or other obligations as to which one or more Debtors are co-obligors arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and/or several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and, to the extent Allowed, obligation of the deemed consolidated Debtors.

         Except as otherwise provided herein, such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section 9.07) affect: (i) the legal and organizational structure of the Reorganized Debtors; or (ii) the enforceability or existence of any pre- or post-Filing Date guarantees, liens, and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Case or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (iii) distributions out of any insurance policies or proceeds of policies.

                                 ARTICLE 10.
                      PROVISIONS COVERING DISTRIBUTIONS

         10.01    Distributions.

                  (a) Initial Distribution. Except as otherwise provided in this Plan, Reorganized USi, or its designee, shall make, on or as promptly as practicable after the Effective Date, but no later than 30 days after the Effective Date with respect to property other than Cash and 45 days after the Effective Date with respect to Cash, an initial distribution (each, an "Initial Distribution") equal to (i) 25% in the case of the Plan Distribution and Secondary Plan Distribution B and (ii) 50% in the case of the Substitute Plan Distribution (or, in each case, such

                                      28                          DEBTORS' PLAN
other percentage determined by the Bankruptcy Court as provided in the following proviso, the "Initial Distribution Percentage") of (i) the aggregate Plan Distribution in respect of Claims that are, on the Effective Date, Allowed Claims Entitled to the Plan Distribution, by applying the Plan Distribution Ratio to such Allowed Claims, and such distribution shall be made in Plan Notes as provided in Sections 5.04, 5.05 and 5.06 of this Plan, (ii) the Secondary Plan Distribution B in respect of General Unsecured Claims that are Allowed as of the Effective Date, by providing each such Holder with its Ratable Share of such distribution, and such distribution shall be made in Plan Notes as provided in Section 5.04 of this Plan, and (iii) the aggregate Substitute Plan Distribution Amount in respect of General Unsecured Claims and Senior Creditor Claims that are Allowed as of the Effective Date and that have elected to receive the Substitute Plan Distribution Amount pursuant to Sections 5.04(b) and 5.05(c), as applicable; provided, however, that the Debtors and Reorganized USi (as applicable) shall have the right to request that the Bankruptcy Court determine the Initial Distribution Percentage to be used to calculate the Initial Distributions. Subject to the following provisions of this Section 10.01, (x) the remainder of the Plan Distribution (the "Remaining Plan Distribution Amount") shall be held by Reorganized USi pending final determination of the Allowed amount of all Claims Entitled to the Plan Distribution, (y) the remainder of the Secondary Plan Distribution B (the "Remaining Secondary Plan Distribution B Amount") shall be held by Reorganized USi pending final determination of the Allowed amount of General Unsecured Claims entitled to such distribution, and (z) the remainder of the Substitute Plan Distribution Amount (the "Remaining Substitute Plan Distribution Amount") shall be held by Reorganized USi (provided that a good faith estimate of the portion of the Substitute Plan Distribution Amount payable in Cash on the date of issuance of the Substitute Plan Notes but not distributed as part of the Initial Distribution shall be placed by Reorganized USi in an interest bearing escrow account for distribution consistent with the terms of this Section 10.01) pending final determination of the Allowed amount of all General Unsecured Claims and Senior Creditor Claims that have elected to receive the Substitute Plan Distribution Amount pursuant to Sections
5.04(b) and 5.05(c), as applicable.

                  (b) Periodic Distributions. After the Effective Date but prior to the date of the Final Distribution, the Reorganized Debtors shall, no less than semi-annually (provided that no less than 25% of the Remaining Plan Distribution Amount will be distributed as a result of Disputed Claims as of the Effective Date subsequently becoming Allowed Claims), make periodic distributions ("Periodic Distributions") of the Remaining Plan Distribution Amount to Holders of Allowed Claims Entitled to the Plan Distribution which became Allowed after the Effective Date. Each Periodic Distribution shall be used first to fund a distribution to each Holder of an Allowed Claim Entitled to the Plan Distribution on which no distribution was made in the Initial Distribution or in any prior Periodic Distribution, in an amount determined based on the same ratio of Plan Distribution to Allowed amount of Claims Entitled to the Plan Distribution (without any allowance for interest accrued subsequent to the date of the Initial Distribution or any prior Periodic Distribution) as that received in the Initial Distribution and any Periodic Distribution by the Holders of Allowed Claims Entitled to the Plan Distribution that were Allowed on the Effective Date or any such Periodic Distribution Date. Periodic Distributions to Holders of Allowed General Unsecured Claims and Allowed Senior Creditor Claims on account of, as appropriate, the Remaining Secondary Plan Distribution B Amount and the Remaining Substitute Plan Distribution Amount shall be determined and made in a similar manner and fashion as Periodic Distributions on respect of the Remaining Plan Distribution Amount.

                                      29                          DEBTORS' PLAN

                  (c) Final Distribution. A final distribution of the Remaining Plan Distribution Amount shall be made as promptly as practicable after determination of the Allowed amount of all Claims Entitled to the Plan Distribution. Such distribution shall be applied first to fund a distribution to each Holder of an Allowed Claim Entitled to the Plan Distribution on which no distribution was made in the Initial Distribution or in any Periodic Distribution, in an amount (the "Catch-Up Distribution") determined based on the same ratio of Plan Distribution to Allowed amount of Claims Entitled to the Plan Distribution (without any allowance for interest accrued subsequent to the date of the Initial Distribution) as that received in the Initial Distribution and any Periodic Distributions by the Holders of Claims Entitled to the Plan Distribution that were Allowed on the Effective Date or any Periodic Distribution Date. Subject to 10.01(d) below, any portion of the Plan Distribution remaining after the Catch-Up Distribution shall be distributed ratably to the Holders of all Allowed Claims Entitled to the Plan Distribution, by applying the Plan Distribution Ratio to such Allowed Claims in accordance with and as provided in Sections 5.04, 5.05 and 5.06 of this Plan. Final distributions to Holders of Allowed General Unsecured Claims and Allowed Senior Creditor Claims on account of, as appropriate, the Remaining Secondary Plan Distribution B Amount and the Remaining Substitute Plan Distribution Amount shall be determined and made in a similar manner and fashion as the final distribution in respect of the Remaining Plan Distribution Amount.

                  (d) No Adjustments or Claims for Excess Initial or Periodic Distribution. No rescission or other adjustment shall be required in respect of an Initial Distribution or any Periodic Distribution if the Remaining Plan Distribution Amount, the Remaining Secondary Plan Distribution B Amount or the Remaining Substitute Plan Distribution Amount, as applicable, is less than the amount required for the Catch-Up Distribution. In such event:

                           (1) The deficiency shall be allocated ratably to Allowed Claims entitled to receive the Catch-Up Distribution.

                           (2)      The payment of the Remaining Plan
                  Distribution Amount, Remaining Secondary Plan Distribution B Amount or the Remaining Substitute Plan Distribution Amount, as applicable, ratably on account of Allowed Claims entitled to receive the Catch-Up Distribution shall discharge all liability of Reorganized USi in respect of any distribution required to be made pursuant to this Plan on account of such Claims.

                           (3) The Holders of Allowed Claims entitled to receive the Catch-Up Distribution shall not have any claim or Cause of Action against Reorganized USi or any other Entity in respect of any excess distribution received by any Holder of a Claim by reason of its participation in an Initial Distribution or Periodic Distribution.

                  (e) Limitation on Plan Distribution. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed Claim Entitled to the Plan Distribution shall be entitled to receive a Plan Note in respect of the Plan Distribution with a principal amount in excess of 23.66% of the Allowed amount of such Claim; provided, however, that such limitation as it applies to Holders of Allowed Senior Creditor Claims shall be increased to include such Holders' Ratable Share of 23.66% of the Plan Distribution in respect of the Allowed amount of

                                      30                          DEBTORS' PLAN

Convertible Subordinated Note Claims. If, after distribution of the Remaining Plan Distribution Amount and after giving effect to the limitation contained in the immediately preceding sentence, there remain Plan Notes in the Plan Distribution, such notes shall be deemed cancelled.

                  (f) Limitation on Secondary Plan Distribution B. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed General Unsecured Claim shall be entitled to receive a Plan Note in respect of the Secondary Plan Distribution B with a principal amount in excess of 10.68% of the Allowed amount of such Claim. If, after distribution of the Remaining Secondary Plan Distribution B Amount, there remain Plan Notes in the Secondary Plan Distribution B, such notes shall be deemed cancelled.

                  (g) Limitation of Substitute Plan Distribution Amount. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed General Unsecured Claim or Allowed Senior Creditor Claim shall be entitled to receive a Substitute Plan Note in respect of the Substitute Plan Distribution Amount with a principal amount in excess of the amount equal to the product of (i) the total percentage distribution to Holders of Allowed Claims receiving the Plan Distribution and the Secondary Plan Distribution B and (ii) the Allowed amount of such Claims; provided, however, that the total percentage distribution (calculated as a percentage of Allowed amounts) in respect of Holders of Allowed Senior Creditor Claims shall include such Holders' Ratable Share of the Plan Distribution in respect of the Allowed amount of Convertible Subordinated Note Claims. If, after distribution of the Remaining Substitute Plan Distribution Amount and after giving effect to the limitation contained in the immediately preceding sentence, there remain Substitute Plan Notes, such notes shall be deemed cancelled.

                  (h) Secondary Plan Distribution A. On or as promptly as practicable after the Effective Date but not later than thirty days after the Effective Date, Reorganized USi shall distribute or cause to be distributed the Secondary Plan Distribution A so as to provided each Holder of an Allowed Convertible Subordinated Note Claim its ratable share of the Secondary Plan Distribution A based upon the amount of Convertible Subordinated Notes held by such Holder.

                  (i) Timing of Other Distributions. Except as otherwise provided in the Plan, distributions in respect of Claims that, on the Effective Date, are Allowed Claims shall be made by Reorganized USi (or its designee) on or as promptly as practicable after the Effective Date but not later than thirty days after the Effective Date with respect to property other than Cash and forty five days after the Effective Date with respect to Cash. Distributions in respect or as a result of Claims Allowed after the Effective Date shall be made as soon as practicable after such Claim becomes Allowed.

                  (j) Subsequent Payments on Plan Notes and Substitute Plan Notes. If any Plan Notes or Substitute Plan Notes are issued after the occurrence of one or more monthly Payment Dates, Reorganized USi shall pay principal and interest due and payable on such Payment Dates at the time of issuance of such Plan Notes or Substitute Plan Notes. Such payment shall be deemed timely and no interest shall be payable as a result of delay in receipt of principal and interest due on any Payment Date caused by such delayed issuance of Plan Notes or Substitute Plan Notes.



                                      31                          DEBTORS' PLAN

         10.02 Cash in Lieu of De Minimis New Warrant Distributions to Class 6. Notwithstanding anything herein to the contrary, no Allowed Class 6 Claim (Convertible Subordinated Note Claim) in an amount less than $500,000 in principal amount (calculated without regard to interest accrued thereon but unpaid prior to the Filing Date) shall be entitled to receive any New Warrants. In lieu of being entitled to receive a portion of the New Warrants, each Holder of an Allowed Class 6 Claim that is less than $500,000 in principal amount shall instead receive (in substitution for New Warrants) additional Cash in an amount equal to (a) the principal amount of such Holder's Allowed Class 6 Claim, divided by (b) $125,000,000 (i.e., the total principal amount of the Convertible Subordinated Note Claims), multiplied by
(c) $500,000 (i.e., the aggregate value of the New Warrants).

         10.03 Fractional Warrants. Cash will be distributed (based on a valuation of $500,000 for the aggregate value of the New Warrants) in lieu of any portion of a distribution on account of an Allowed Claim that would otherwise result in a fractional New Warrant.

         10.04 Retention of Distribution Agent. The Debtors or Reorganized Debtors may, in their sole discretion, retain one or more distribution agents to assist the Debtors and Reorganized Debtors in making the distributions contemplated by the Plan.

         10.05 Compliance With Tax Requirements. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099) or withholding is required, Reorganized USi shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Reorganized USi (or its distribution agent), Reorganized USi may, at its option, withhold the amount required and distribute the balance to such Entity or decline to make such distribution until the information is received. In no event, however, shall Reorganized USi be obligated to liquidate Plan Notes, Substitute Plan Notes, Secondary Plan Notes or New Warrants to honor any withholding obligation.

         10.06 Persons Deemed Holders of Registered Securities. Except as otherwise provided herein, Reorganized USi and each transfer or distribution agent shall be entitled to treat the record holder of a registered security as of the Confirmation Date the sole Holder of the Claim or Interest in respect thereof for purposes of all notices, payments or other distributions under this Plan. No notice of any transfer of any such security shall be binding on Reorganized USi or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten Business Days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity the person entitled to any payment or distribution in respect of any Claim under this Plan, no payment or distribution need be made in respect of such Claim until the Bankruptcy Court resolves the dispute pursuant to a Final Order. Notwithstanding anything in this Plan to the contrary, Reorganized USi and each transfer or distribution agent will be entitled to use other reasonable means to determine the identity of the Holders of Claims in respect of any registered security. Without limiting the foregoing, Reorganized USi, Bank of New York (as trustee under the Convertible Subordinated Note


                                      32                          DEBTORS' PLAN

Indenture) and each depository, transfer agent and distribution agent, as applicable, may reasonably rely on registration forms or certificates delivered by direct or indirect participants in any depository and other beneficial owners of the Convertible Subordinated Notes in order to determine who is the Holder of any such Claim and who is entitled to any distribution in respect thereof.

         10.07 Distribution of Unclaimed Property. Any distribution of property under this Plan that is unclaimed after two years following the Effective Date shall irrevocably revert to Reorganized USi, without regard to state escheatment laws.

                                 ARTICLE 11.
                        RESOLUTION OF DISPUTED CLAIMS

         11.01 Objections to Claims. After the Effective Date, only the Debtors or Reorganized USi may object to Claims, except a Claim that is Allowed as set forth in this Plan. Any such objection must be filed and served no later than the later of (a) the 60th day following the Effective Date, (b) 30 days after the filing of the proof of claim of such Claim, or (c) any later day set by order of the Bankruptcy Court, which the Debtors or Reorganized USi may at any time request, whether before or after any of the otherwise applicable deadlines, on notice to the United States Trustee and all other parties in interest that have filed a request for notice pursuant to Bankruptcy Rule 2002 in the Case.

         11.02 Procedure. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized USi shall litigate the merits of each Disputed Claim until it is abandoned by the Holder, determined by Final Order or compromised and settled by the Debtors or Reorganized USi, subject to any required approval of the Bankruptcy Court. After the Effective Date, Reorganized USi shall be authorized to compromise and settle Disputed Claims without seeking further Bankruptcy Court approval and such Disputed Claims shall be Allowed in the amount that is agreed upon pursuant to such compromise or settlement.

         11.03 No Distributions on Disputed Claims. No payments or distributions shall be made in respect of any Disputed Claim.

         11.04 Estimation; Partial Allowance. In order to effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estate, the Debtors (prior to the Effective Date) and Reorganized USi (after the Effective Date) shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the Holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code or providing that a Disputed Claim shall be Allowed in part, with the rest to remain Disputed.

                                 ARTICLE 12.
                DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS

         12.01 Discharge and Termination. Except for the Reorganized Debtors' obligations under the Plan, if the Plan becomes effective as set forth in Section 13.02, the confirmation of this Plan shall (i) discharge the Debtors, the Estate and the Reorganized Debtors from any debt or liability that arose before the Confirmation Date, or which might at any time on or after the


                                      33                          DEBTORS' PLAN

Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, any debt of the kind specified in
Section 502(g), Section 502(h) or Section 502(i) of the Bankruptcy Code, all Claims treated in this Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against the Debtors, the Estate or the Reorganized Debtors that were outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date, in each instance whether or not a proof of such Claim is filed or deemed filed, whether or not such Claim is Allowed, and whether or not the Holder of such Claim has voted on this Plan, (ii) terminate all Interests in USi and all rights and interests and claims of the Holders of all Interests in USi, and
(iii) terminate all LLC Interests and all rights and interests and claims of the Holders of all LLC Interests.

         12.02 Distributions in Complete Satisfaction. If this Plan becomes effective as set forth in Section 13.02, the distributions and rights provided under this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date, of all Claims against and Interests in the Debtors, the Estate and the Reorganized Debtors and all liens upon any property of the Debtors, the Estate or the Reorganized Debtors.

         12.03 Injunction. The discharge provided in Section 12.01 shall also operate as an injunction restraining any Entity from commencing or continuing any action, suit or proceeding, or employing any process, or otherwise acting, to collect, offset or recover any Claim or Interest discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including Section 524 and Section 1141 thereof. The Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any Cause of Action against any present or former shareholder, director, officer, employee, attorney or agent of the Debtors based on, arising from or relating to any failure to pay, or make provision for payment of, any amount payable in respect of any Priority Tax Claim on which the payments due under Section 3.01 have been made or are not yet due under Section 3.01.

         12.04 Release and Injunction. If this Plan becomes effective as set forth in Section 13.02, each of the Debtors, in its individual capacity and as Debtors in Possession, for and on behalf of the Estate, and the Reorganized Debtors hereby releases and discharges, absolutely, unconditionally, irrevocably and forever:

                  (a) Certain Bankruptcy Causes of Action. Any and all Causes of Action that may be enforceable by the Debtors or the Debtors in Possession under Section 510, Section 544, Section 547, Section 548 and
Section 550 of the Bankruptcy Code, provided that (i) any and all Reserved Causes of Action shall be reserved and preserved, and (ii) such discharge and waiver shall not waive or otherwise prejudice the rights of the Debtors and/or the Reorganized Debtors to invoke the provisions of Section 502(d) of the Bankruptcy Code with respect to the assertion of any claim by an Entity from which property otherwise may have been recoverable absent such release and discharge; and

                  (b) Causes of Action Against Directors and Officers. Any and all Causes of Action against any Directors and Officers, in their capacity as such, from any claim or Cause of Action (i) arising from the beginning of time through the Confirmation Date related to acts or omissions to act (including, but not limited to, any claims or Causes of Action arising out of any alleged fiduciary or other duty), or (ii) which might at any time after the Confirmation Date arise


                                      34                          DEBTORS' PLAN
out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, provided, that, any and all Reserved Causes of Action shall be reserved and preserved; and

                  (c) Causes of Action Against Representatives. Any and all Causes of Action against any Representative arising from or related to such Representative's acts or omissions to act in the Chapter 11 Case or in connection with the Transactions, except that Representatives shall not be released from any liability relating to acts or omissions to act of gross negligence or willful misconduct.

To the fullest extent permitted by applicable law, each Holder of a Claim (whether or not Allowed) against or Interest in the Debtors, the Estate or the Reorganized Debtors shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover and shall be deemed to release any Claim against (i) any Directors and Officers arising from the beginning of time through the Confirmation Date or which might at any time after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions related to his or her acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty), or (ii) any Representative arising from or related to such Representative's acts or omissions to act in the Chapter 11 Case or in connection with the Transactions.

         12.05 Exculpation. Neither any of the Debtors, nor the Estate, nor the Reorganized Debtors, nor Investor nor any affiliates of Investor, or its transferees or successors, nor any past, present or future members of the Official Committee, nor any Holders of Claims or Interests treated in this Plan, nor any officer, director, shareholder, employee, agent, attorney, accountant or advisor acting for any of them, shall (i) be obligated in any manner under this Plan or in respect of or by reason of the filing, negotiation, prosecution, confirmation, consummation or implementation of this Plan or any action taken or not taken in connection therewith, or (ii) have or incur any liability to any Holder of any Claim or Interest or any other Entity in respect of any such matters or any information provided or statement made in the Disclosure Statement or omitted therefrom, except that (a) the Debtors and the Reorganized Debtors shall fulfill the obligations expressly set forth in this Plan, (b) any obligation imposed by law that may not lawfully be disclaimed or waived as set forth herein shall remain enforceable to the extent required by law, (c) Investor shall fulfill its obligations as and to the extent set forth in the Conditional Subscription Agreement, and (d) any obligation or liability arising out of willful misconduct or gross negligence shall remain enforceable. Each of the Entities identified in the foregoing sentence shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from acting in accordance with such advice or in any manner approved or ratified by the Bankruptcy Court and is intended to be an express third party beneficiary of the provisions of this Section 12.05.

         12.06 Termination of Indemnification Obligations. All obligations of the Debtors, the Estate or the Reorganized Debtors to indemnify, or to pay contribution or reimbursement to the Directors and Officers, any of the Debtors' agents, employees and representatives or any Holder of a Claim or Interest treated in this Plan, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, advisor, financial advisor, investment


                                      35                          DEBTORS' PLAN
banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date or which might at any time after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions
(whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceedings ("Prepetition Indemnification Claims") shall be discharged under this Plan and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement ("Indemnification Contracts") are hereby rejected and terminated, provided, however, that such discharge of obligations and such rejection and termination of undertaking, and agreements are not intended and shall not be construed to prohibit or in any manner limit the right or ability of any present or former directors, officers, agents, employees or representatives of the Debtors or any of its affiliates (or any the right or ability of any other Entity) to enforce his, her or its rights against the insurer under any and all applicable policies of insurance (whether the such policies were arranged and paid for by the Debtors or by the Reorganized Debtors or by any other Entity or otherwise) and any and all such rights shall be and hereby are expressly preserved.

         12.07 Preservation of Insurance. The Debtors' discharge and other provisions provided in this Plan shall not diminish or impair the enforceability of any insurance policies that may cover Claims against the Debtors or any other Entity.

         12.08 Subordination. Distributions under this Plan take into account the relative priorities of the Claims and Interests in each Class in connection with any and all contractual, legal or equitable subordination provisions or rights relating thereto. Accordingly, (a) any distributions under this Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other creditor and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of claimed contractual subordination rights and (b) the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to property distributed under this Plan.

                                 ARTICLE 13.
                    CONDITIONS TO CONSUMMATION OF THE PLAN

         13.01 Conditions. This Plan shall not become effective, and no obligations and rights set forth in this Plan as of the Effective Date or thereafter shall come into existence, unless each of the following conditions is met on the Effective Date:

                  (a) Conditional Subscription Agreement. All conditions set forth in the Conditional Subscription Agreement shall have been satisfied or waived, including the condition that the Confirmation Order shall be a Final Order.

                  (b) Reorganized USi. USi shall remain a Delaware corporation existing in good standing under the DGCL. The Amended Certificate of Incorporation and the Amended Bylaws shall be its sole governing documents. Reorganized USi shall have duly authorized, executed and delivered all New Common Stock, Amended Equipment Lease Agreements, Substitute Equipment Lease Agreements, Plan Notes, Substitute Plan Notes, Secondary Plan


                                      36                          DEBTORS' PLAN

Notes and New Warrants to be issued, delivered or distributed pursuant to this Plan. The consummation of this Plan shall not be in any respect restrained by order of any court of competent jurisdiction.

                  (c) Payment of the Subscription Price. The Investor shall have tendered to Reorganized USi concurrent payment of the Subscription Price for the New Common Stock.

                  (d) Delivery of Documents. All documents required to be delivered on or prior to the Effective Date under this Plan or under the Conditional Subscription Agreement shall have been executed and delivered by the parties thereto.

                  (e) Trust Indenture Act. The Plan Notes, the Substitute Plan Notes and the Secondary Plan Notes shall qualify under the Trust Indenture Act of 1939, as amended.

         13.02 Consummation. This Plan shall become effective when the conditions set forth in Section 13.01 are met, but not earlier than the eleventh (11th) day after the Confirmation Order is entered. The Reorganized Debtors shall thereupon perform the obligations required under this Plan to be performed by them on the Effective Date.

                                 ARTICLE 14.
                           MISCELLANEOUS PROVISIONS

         14.01 Bankruptcy Court to Retain Jurisdiction. The property of the Estate and affairs of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until this Plan becomes effective as set forth in Section
13.02. After this Plan becomes effective, the Bankruptcy Court shall retain jurisdiction over the Debtors and the Reorganized Debtors, with respect to the administration of the Plan, and the consolidated Chapter 11 Case to the fullest extent permitted by law, including for the purpose of hearing all requests for relief and determining all disputes relating to (i) this Plan and the implementation, interpretation and enforcement hereof (including, but not limited to, the discharge, release and injunction provisions of Article 12 hereof) and any contract or agreement created in connection with the Plan,
(ii) the allowance, amount and classification of Claims and Interests treated in this Plan, (iii) the rights and obligations of any Holder of any such Claim or Interest, whether as against the Debtors or the Reorganized Debtors or as against any other Holder, (iv) compensation of professional persons, (v) any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising under Chapter 11 or arising in or related to the Chapter 11 Case or this Plan, (vi) all Reserved Causes of Action, (vii) the interpretation or enforcement of the Confirmation Order or any proceedings or matters set forth or contemplated therein, and (viii) any other matter within the continuing jurisdiction of the Bankruptcy Court. To the fullest extent of applicable law, such jurisdiction shall be exclusive until the Bankruptcy Court enters an order closing the Chapter 11 Case and non-exclusive thereafter. The Reorganized Debtors shall have sole authority, from and after the Effective Date, to commence litigation with respect to and to settle and release all Reserved Causes of Action.

         14.02 Binding Effect of this Plan. The provisions of this Plan shall be binding upon and inure to the benefit of the Debtors, the Estate, the Reorganized Debtors, any Holder of any Claim or interest treated herein, and each of their respective predecessors, successors, assigns, agents,


                                      37                          DEBTORS' PLAN
officers and directors and, to the fullest extent permitted under Section 1141(a) of the Bankruptcy Code and other applicable law, each other Entity affected by this Plan.

         14.03 Nonvoting Stock. In accordance with Section 1123(a)(6) of the Bankruptcy Code, the certificate of incorporation of Reorganized USi shall contain a provision prohibiting the issuance of nonvoting equity securities by Reorganized USi.

         14.04 Authorization of Corporate Action. The entry of the Confirmation Order shall constitute authorization for the Debtors and the Reorganized Debtors to take or cause to be taken all corporate actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the DGCL and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of Reorganized USi and members of its board of directors are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by this Plan in the name of and on behalf of Reorganized USi.

         14.05 Retiree Benefits. On and after the Effective Date, the Reorganized Debtors shall continue to pay all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, to the extent required by
Section 1129(a)(13) of the Bankruptcy Code, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend or terminate the foregoing arrangements.

         14.06 Withdrawal of this Plan. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date. If they do so, this Plan shall be null and void.

         14.07 Final Order. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors or, after the Effective Date, Reorganized USi upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

         14.08 Notice. All notices required to be given under this Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier to the Debtors and the Investor:

                  If to the Debtors to:

                  USinternetworking, Inc.
                  One USi Plaza
                  Annapolis, Maryland 21401
                  Attn:    William T. Price, General Counsel
                  (410) 897-4400

                  with copies to:


                                      38                         DEBTORS' PLAN

                  Willkie Farr & Gallagher
                  787 7th Avenue
                  New York, NY 10019
                  Attn: Marc Abrams, Esq.
                        Paul Shalhoub, Esq.
                  (212) 728-8000

                  and

                  Latham & Watkins
                  555 11th Street N.W.
                  Washington, D.C.  20004
                  Attn: James F. Rogers, Esq.
                  (202) 637-2200

                  If to the Investor to:

                  USinternetworking Holdings, Inc.
                  111 Huntington Avenue
                  Boston, MA  02199
                  Attn:  Andrew Balson

                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110-2624
                  Attn:  James M. Wilton, Esq.
                         Patrick Diaz, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

         14.09 Dissolution of Committee. When this Plan becomes effective as set forth in Section 13.02, the Official Committee shall cease to exist and their members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Case.

         14.10 Amendments and Modifications. To the fullest extent permitted under Section 1127 of the Bankruptcy Code, this Plan may be altered, amended or modified by the Debtors with the consent of the Investor, upon the Debtors' good faith consultation with the Committee, at any time prior to the Effective Date and by Reorganized USi anytime thereafter.

         14.11 Time. Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included,


                                      39                         DEBTORS' PLAN
unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

         14.12 Section 1145 Exemption. To the fullest extent permitted under Section 1145 of the Bankruptcy Code, the offer or sale of the Plan Notes, the Substitute Plan Notes, the Secondary Plan Notes and the New Warrants and transactions in such securities shall be and are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, such securities.

         14.13 Section 1146 Exemption. To the fullest extent permitted under Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtor pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         14.14 No Admissions. If the Plan is not confirmed or the Effective Date does not occur, nothing contained herein, in documents filed in connection with the Plan, or in the Disclosure Statement shall be deemed an admission or release by the Debtors or any other Person or Entity with respect to any matter set forth herein.

                                      40                         DEBTORS' PLAN

Dated:   Annapolis, Maryland
         March 15, 2002



                                USINTERNETWORKING, INC.


                                By:   /s/ WILLIAM H. WASHECKA
                                      ----------------------------------------

                                Its:  Executive Vice President and
                                      ----------------------------------------
                                      Chief Financial Officer
                                      ----------------------------------------




                                ADMIRAL MANAGEMENT COMPANY LLC


                                By:   /s/ MARK J. McENEANEY
                                      ----------------------------------------

                                Its:  General Manager
                                      ----------------------------------------




                                GEMC PROPERTIES LLC


                                By:   /s/ MARK J. McENEANEY
                                      ----------------------------------------

                                Its:  General Manager
                                      ----------------------------------------




                                RIVA CANYON LLC


                                By:   /s/ MARK J. McENEANEY
                                      ----------------------------------------

                                Its:  General Manager
                                      ----------------------------------------




                                SHORE SERVICES LLC


                                By:   /s/ MARK J. McENEANEY
                                      ----------------------------------------

                                Its:  General Manager
                                      ----------------------------------------



                                      41                         DEBTORS' PLAN